SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

Loews Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2646102
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

667 Madison Avenue
New York, New York	10021-8087
(Address of Principal Executive Offices)	(Zip Code)

Loews Corporation 2000 Stock Option Plan
(Full Title of the Plan)

Gary W. Garson
Senior Vice President, Secretary and General Counsel
Loews Corporation
667 Madison Avenue
New York, New York 10021-8087
(Name and Address of Agent for Service)

(212) 521-2000
(Telephone Number, Including Area Code, of Agent for Service)

________________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered*	Per Share**	Offering Price**	Registration Fee

Common Stock, par
value $1.00 per share . . .	2,000,000	$97.57	$195,140,000	$22,967.98

* Pursuant to Rule 416, this registration statement shall cover any additional securities to be offered or issued resulting from stock splits, stock dividends or any similar such transaction.
** Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low prices per share of the Common Stock on November 15, 2005.

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 2000 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-33616, are incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel.

Gary W. Garson, Senior Vice President, Secretary and General Counsel of the Registrant, holds options to purchase shares of Common Stock pursuant to the Loews Corporation 2000 Stock Option Plan. Mr. Garson has provided the opinion attached hereto as exhibit 5.1 regarding the legality of the securities being registered pursuant to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 17, 2005.

LOEWS CORPORATION

/s/ Gary W. Garson
By:
Gary W. Garson
Senior Vice President, Secretary and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 17, 2005.

Title
/s/ James S. Tisch
President, Chief Executive Officer, Office of the
James S. Tisch	President and Director

/s/ Peter W. Keegan
Senior Vice President and Chief Financial Officer
Peter W. Keegan	(Principal Financial and Accounting Officer)

/s/ Andrew H. Tisch
Chairman of the Executive Committee, Office of the
Andrew H. Tisch	President and Director

/s/ Jonathan M. Tisch
Office of the President and Director
Jonathan M. Tisch

/s/ Joseph L. Bower
Director
Joseph L. Bower

/s/ John Brademas
Director
John Brademas

/s/ Charles M. Diker
Director
Charles M. Diker

/s/ Paul J. Fribourg
Director
Paul J. Fribourg

/s/ Walter L. Harris
Director
Walter L. Harris

/s/ Philip A. Laskawy
Director
Philip A. Laskawy

/s/ Gloria R. Scott
Director
Gloria R. Scott

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Loews Corporation 2000 Stock Option Plan (1)

5.1	Opinion of Gary W. Garson, Esq.

23.1	Consent of Gary W. Garson, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

(1) Incorporated by reference to Exhibit A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on March 25, 2005.